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                                                                    EXHIBIT 99.3

               (English Translation of Original Spanish Document)

AGREEMENT ENTERED INTO BY AND BETWEEN THE COCA-COLA EXPORT CORPORATION, MEXICO BRANCH, REPRESENTED BY MR. EDUARDO ARROCHA GIO, ATTORNEY IN FACT OF SUCH COMPANY, HEREINAFTER REFERRED TO AS "COEXPORT", AND GRUPO INDUSTRIAL SANTA ENGRACIA, S.A. DE C.V., REPRESENTED BY MESSRS. FEDERICO VEYTIA FERNANDEZ AND RUBEN CONCHAS BOJALIL, ATTORNEYS IN FACT OF SUCH COMPANY, HEREINAFTER REFERRED TO AS "THE MAQUILADORA COMPANY", WITH THE PURPOSE OF TERMINATING THE PROCESSING AGREEMENT, PURSUANT TO THE FOLLOWING STATEMENTS AND CLAUSES.

                                   STATEMENTS

The Parties, through their legal representatives, state that:

I.- On August 22, 1997, they executed a processing agreement, hereinafter referred to as THE AGREEMENT, in order to compel the MAQUILADORA COMPANY to process and to transform raw material, property of COEXPORT, consisting in Italian lemon.

II.- The term of THE AGREEMENT covered the processing of the raw material harvested during the month of September, 1997 until the month of July, 2007. The terms and conditions of delivery, processing and considerations were stipulated therein.

III.- They agree to execute this agreement in order to terminate THE AGREEMENT in advance, pursuant to the following:

CLAUSES

FIRST.- The parties reciprocally acknowledge their capacity in order to bind themselves to the provisions of this agreement.

SECOND.- The parties hereby terminate THE AGREEMENT in its entirety for all legal purposes that could derive herein, and reciprocally grant the broadest release available under law, in connection with their obligations stated under THE AGREEMENT, acknowledging that as of the date hereof, they will not have any action or claim in relation to such AGREEMENT, waiving to any right they might have under the AGREEMENT. Notwithstanding the above mentioned, the Maquiladora shall comply until its complete satisfaction with such obligations under the Agreement enforceable prior to April 30, 2003, related to the delivery of the products and sub-products (juice and oil) of the main harvest of year 2002 and the harvest of April 2003..

THIRD.- The Parties state that they execute this agreement by mutual consent and that there is no vice of consent that could annul this Agreement .

FOURTH.- The Parties agree to submit themselves, for the interpretation and compliance with the terms of this Agreement, to the jurisdiction of the competent courts of Mexico City, Federal District, waiving to any other preferential jurisdiction by means of their present or future domiciles or otherwise.

In witness whereof, the Parties execute this Agreement in two counterparts in Mexico, Federal District, on April 11, 2003.

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BY:   COEXPORT                               BY:   THE MAQUILADORA COMPANY

------------------------------               -----------------------------------
Eduardo Arrocha Gio                          Federuci Veytia Fernandez

                                             -----------------------------------
                                             Ruben Conchas Bojalil


WITNESS:                                     WITNESS:

-------------------------                    -----------------------------------
Mr. Eduardo Zago                             Mr. Rodrigo Gomez Alarcon


WITNESS:                                     WITNESS:

--------------------------                   -----------------------------------
Mr. Leonel Kuhliger                          Mr. David Ziegler